PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.22 PER SHARE FOR THE SECOND QUARTER

TIMONIUM, MARYLAND – JULY 27, 2004 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2004. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended June 30, 2004 of $5.1 million or $0.11 per common share. The $5.1 million of FFO available to common stockholders for the quarter includes the impact of $2.3 million of non-cash preferred stock redemption charges and a $3.0 million charge relating to professional liability claims associated with the Company’s former owned and operated facilities. The Company has disposed of or re-leased all such facilities and no longer operates any facilities. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact of these charges, was $0.22 per share. For more information, see “FFO Results” below.

GAAP NET INCOME

After adjusting for the loss from discontinued operations of $137 thousand for the three months ended June 30, 2004, the Company reported a net loss available to common stockholders of ($376) thousand or a loss of ($0.01) per diluted common share and operating revenues of $22.3 million. This compares to net income available to common stockholders of $1.8 million or $0.05 per diluted common share and operating revenues of $21.5 million for the same period in 2003. A breakout of discontinued operations is included in a schedule attached to this Press Release.

SECOND QUARTER 2004 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

  Increased the Company’s $125 million revolving credit facility to $175 million.
  Fully redeemed the Company’s $57.5 million, 9.25% Series A preferred stock.
  Completed two separate acquisitions totaling $35 million of new investments.

FINANCING ACTIVITIES AND BORROWING ARRANGEMENTS

Credit Facility Increased to $175 Million
On April 30, 2004, the Company exercised its right to increase the revolving commitments under its existing $125 million credit facility by an additional $50 million, to $175 million. All other terms of the credit facility, which closed on March 22, 2004, remain the same. The increase of the credit facility’s revolving commitments provides the Company with a current undrawn and unused balance of approximately $135 million. Bank of America, N.A. serves as Administrative Agent for the credit facility.

9.25% Series A Preferred Redemption

On April 30, 2004, the Company fully redeemed its 9.25% Series A Cumulative Preferred Stock (NYSE:OHI PrA) (“Series A”). The Company redeemed the 2.3 million shares of Series A at a price of $25.57813, comprising the $25 liquidation value and accrued dividend. Under FASB-EITF Issue D-42, ‘‘The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the repurchase of the Series A preferred stock resulted in a non-cash charge to net income available to common shareholders of approximately $2.3 million reflecting the write-off of the original issuance costs of the Series A preferred stock. This non-cash charge did not have any effect on the Company’s net worth.

SECOND QUARTER 2004 RESULTS

Revenues for the three months ended June 30, 2004 were $22.3 million. Expenses for the three months ended June 30, 2004 totaled $7.2 million, comprised of $5.4 million of depreciation and amortization expense and $1.8 million of general, administrative and legal expenses. Cash interest expense for the quarter was $5.8 million. In addition, the Company recorded a $3.0 million charge associated with professional liability claims.

As a result of mediation discussions in late May and June, the Company settled a number of professional liability claims that were associated with the Company’s former owned and operated portfolio. “We are pleased to have settled the six most problematic patient liability lawsuits that arose during 2000 and 2001,” stated C. Taylor Pickett, President and Chief Executive Officer of Omega Healthcare Investors, Inc. “With only five lawsuits remaining, all of which have insurance coverage beyond certain deductibles, we believe we have eliminated the balance sheet risks that were created in 2000 and 2001 when Omega was the licensed operator of certain facilities. Furthermore, the expense recorded during the quarter is carved out of the covenants for both our credit facility and our bonds; therefore, Omega is not limited in any way, including our ability to pay dividends.”

During the three-month period ended June 30, 2004, the Company sold one closed facility realizing proceeds of approximately $50 thousand, net of closing costs and other expenses, resulting in a loss of approximately $137 thousand.

FFO RESULTS

For the three months ended June 30, 2004, reportable FFO available to common stockholders was $5.1 million or $0.11 per common share compared to $8.5 million or $0.16 per common share for the same period in 2003 due to the factors mentioned above. The $5.1 million of FFO for the quarter includes the impact of $2.3 million of non-cash preferred stock redemption charges and a $3.0 million charge relating to professional liability legal settlements associated with the Company’s former owned and operated facilities. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). However, when excluding the $5.3 million of redemption and professional liability claim charges described above in 2004 and certain non-recurring revenue and expense items in 2003, adjusted FFO was $10.5 million or $0.22 per common share compared to $11.2 million or $0.21 per common share for the same period in 2003. For further information, see the attached “Funds From Operations” schedule and notes.

PORTFOLIO DEVELOPMENTS

Investment Activity

During the second quarter of 2004, the Company closed on new investments totaling approximately $35 million. The investment activity involved two separate transactions – one was the $26 million purchase of three facilities in New England and the other was a $9.4 million acquisition of two facilities in Texas. Yields for the two investments were 10.25% and 11%, respectively. Both acquisitions were done on behalf of existing tenants and the accompanying leases were combined with existing Master Leases.

Net investment activity for the quarter was $30 million reflecting the payoff of a $4.6 million mortgage loan on 5 facilities in Missouri.

Other Assets

Closed Facilities

On April 30, 2004, the Company sold one closed facility located in Illinois for net proceeds of approximately $50,000, resulting in a loss of approximately $137,000. At the time of this press release, the Company has three remaining closed facilities with a total net book value of approximately $1.8 million.

Sun Healthcare Group, Inc. Common Stock

Under the Company’s restructuring agreement with Sun, previously announced on January 26, 2004, the Company received the right to convert deferred base rent owed to the Company, totaling approximately $7.8 million, into 800,000 shares of Sun’s common stock, subject to certain non-dilution provisions and the right of Sun to pay cash in an amount equal to the value of that stock in lieu of issuing stock to the Company.

On March 30, 2004, the Company notified Sun of its intention to exercise its right to convert the deferred base rent into fully paid and non-assessable shares of Sun’s common stock. On April 16, 2004, the Company received a stock certificate for 760,000 shares of Sun’s common stock and cash in the amount of approximately $0.5 million in exchange for the remaining 40,000 shares of Sun’s common stock. The Company is accounting for these shares as “available-for-sale marketable securities” with changes in market value recorded in equity.

DIVIDENDS

On July 20, 2004, the Company’s Board of Directors announced a common stock dividend of $0.18 per share. The common stock dividend will be paid August 16, 2004 to common stockholders of record on July 30, 2004. At the date of this release, the Company had approximately 46.6 million common shares outstanding.

Also on July 20, 2004, the Company’s Board of Directors declared its regular quarterly dividends for all classes of preferred stock, payable August 16, 2004 to preferred stockholders of record on July 30, 2004. Series B and Series D preferred stockholders of record on July 30, 2004 will be paid dividends in the amount of approximately $0.53906 and $0.52344, per preferred share, respectively, on August 16, 2004. The liquidation preference for each of the Company's Series B and D preferred stock is $25.00. Regular quarterly preferred dividends represent dividends for the period May 1, 2004 through July 31, 2004 for the Series B and Series D preferred stock.

2004 AND 2005 ADJUSTED FFO GUIDANCE AFFIRMED

The Company affirmed its 2004 adjusted FFO available to common stockholders to be between $0.88 and $0.90 per common share and its 2005 adjusted FFO available to common stockholders to be between $0.96 and $0.98 per common share.

The Company's adjusted FFO guidance (and related GAAP earnings projections) for 2004 and 2005 excludes the future impacts of gains and losses on the sales of assets and the impact of acquisitions, expenses related to nursing home operations, additional divestitures, certain one-time revenue and expense items and capital transactions.

Reconciliation of the FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

CONFERENCE CALL

The Company will be conducting a conference call on Tuesday, July 27, 2004, at 10 a.m. EDT to review the Company’s 2004 second quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At June 30, 2004, the Company owned or held mortgages on 208 skilled nursing and assisted living facilities with approximately 21,900 beds located in 29 states and operated by 39 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700

________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including its guidance for the years 2004 and 2005, whether as a result of future events, new information or otherwise Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003

	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$727,998	$692,454
Less accumulated depreciation	(144,569)	(134,477)

Real estate properties – net	583,429	557,977
Mortgage notes receivable – net	114,233	119,815

	697,662	677,792
Other investments – net	36,392	29,787

Total investments	734,054	707,579

Cash and cash equivalents	2,662	3,094
Accounts receivable – net	3,063	1,893
Interest rate cap	—	5,537
Other assets	11,827	8,562
Operating assets for owned properties	649	2,289

Total assets	$752,255	$728,954

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving lines of credit	$35,000	$177,074
Unsecured borrowings	300,000	100,000
Other long–term borrowings	3,520	3,520
Accrued expenses and other liabilities	20,363	8,194
Operating liabilities for owned properties	4,538	3,931

Total liabilities	363,421	292,719

Stockholders equity:
Preferred stock	168,488	212,342
Common stock and additional paid-in-capital	549,059	485,196
Cumulative net earnings	169,915	174,275
Cumulative dividends paid	(455,841)	(431,123)
Cumulative dividends – redemption	(41,054)	—
Accumulated other comprehensive loss	(1,733)	(4,455)

Total stockholders’ equity	388,834	436,235

Total liabilities and stockholders’ equity	$752,255	$728,954

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Revenues
Rental income	$18,170	$15,898	$35,293	$32,317
Mortgage interest income	3,336	3,489	6,703	7,881
Other investment income – net	548	756	1,189	1,746
Miscellaneous	291	302	421	569
Nursing home revenues of owned and operated assets	-	1,044	-	2,379

Total operating revenues	22,345	21,489	43,606	44,892

Expenses
Depreciation and amortization	5,385	5,277	10,608	10,483
General and administrative	1,401	1,622	2,914	3,251
Legal	382	784	872	1,342
Nursing home expenses of owned and operated assets	-	1,035	-	3,509

Total operating expenses	7,168	8,718	14,394	18,585

Income before other income and expense	15,177	12,771	29,212	26,307
Other income (expense):
Interest and other investment income	77	88	96	142
Interest	(5,753)	(4,315)	(10,446)	(8,735)
Interest – amortization of deferred financing costs	(427)	(482)	(881)	(1,174)
Interest – refinancing costs	-	(2,586)	(19,106)	(2,586)
Owned and operated professional liability claims	(3,000)	-	(3,000)	-
Litigation settlement	-	-	-	2,187
Provision for impairment	-	-	-	(4,618)
Adjustment of derivatives to fair value	-	-	256	-

Total other (expense) income	(9,103)	(7,295)	(33,081)	(14,784)

Income (loss) before gain on assets sold	6,074	5,476	(3,869)	11,523
Gain from assets sold – net	-	1,338	-	1,338

Income (loss) from continuing operations	6,074	6,814	(3,869)	12,861
(Loss) gain from discontinued operations	(137)	15	(491)	(47)

Net income (loss)	5,937	6,829	(4,360)	12,814
Preferred stock dividends	(4,002)	(5,029)	(8,689)	(10,058)
Preferred stock conversion and redemption charges	(2,311)	-	(41,054)	-

Net (loss) income available to common	$(376)	$1,800	$(54,103)	$2,756

(Loss) income per common share:
Basic:
(Loss) income from continuing operations	$(0.01)	$0.05	$(1.22)	$0.08

Net (loss) income	$(0.01)	$0.05	$(1.23)	$0.07

Diluted:
(Loss) income from continuing operations	$(0.01)	$0.05	$(1.22)	$0.07

Net (loss) income	$(0.01)	$0.05	$(1.23)	$0.07

Dividends declared and paid per common share	$0.18	$-	$0.35	$-

Weighted-average shares outstanding, basic	46,365	37,153	43,912	37,149

Weighted-average shares outstanding, diluted	46,365	37,625	43,912	37,415

Components of other comprehensive income:
Net income (loss)	$5,937	$6,829	$(4,360)	$12,814
Unrealized (loss) gain on investments and hedging contracts	(1,733)	(2,529)	2,722	(3,152)

Total comprehensive income (loss)	$4,204	$4,300	$(1,638)	$9,662

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Net (loss) income available to common	$ (376)	$ 1,800	$(54,103)	$ 2,756
Add back loss (deduct gain) from real estate dispositions	137	(1,338)	488	(1,338)

Sub-total	(239)	462	(53,615)	1,418
Elimination of non-cash items included in net income (loss):
Depreciation and amortization	5,385	5,404	10,611	10,733

Funds from operations	5,146	5,866	(43,004)	12,151
Series C Preferred Dividends	—	2,621	—	5,242

Funds from operations available to common stockholders	$ 5,146	$ 8,487	$(43,004)	$ 17,393

Weighted-average common shares outstanding, basic	46,365	37,153	43,912	37,149
Assumed conversion of Series C Preferred Stock	—	16,775	—	16,775
Assumed exercise of stock options	777	472	789	266

Weighted-average common shares outstanding, diluted	47,142	54,400	44,701	54,190

FFO per share available to common stockholders	$ 0.11	$ 0.16	$ (0.98)	$ 0.32

Adjusted funds from operations:
Funds from operations available to common stockholders	$ 5,146	$ 8,487	$(43,004)	$ 17,393
Deduct /add legal settlements	3,000	—	3,000	(2,187)
Deduct nursing home revenues	—	(1,045)	—	(2,584)
Deduct adjustment of derivatives to fair value	—	—	(256)	—
Add back non-cash preferred stock conversion charges	—	—	32,144	—
Add back non-cash preferred stock redemption charges	2,311	—	8,910	—
Add back GECC exit fee	—	—	6,378	—
Add back nursing home expenses	—	1,150	—	4,022
Add back write-off of deferred financing charges	—	2,586	12,728	2,586

Adjusted funds from operations available to common stockholders	$ 10,457	$ 11,178	$ 19,900	$ 19,230

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. FFO available to common stockholders is adjusted for the assumed conversion of Series C preferred stock and the exercise of in-the-money stock options.

Adjusted FFO is calculated as FFO available to common stockholders less revenues and expenses related to nursing home operations and one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of our business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investor and potential investors in the Company’s securities should not rely on this measure as substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for the years ended December 2004 and 2005:

	2004 Projected FFO			2005 Projected FFO
Per diluted share:
Net (loss) income available to common	$(0.90)	-	$(0.88)	$0.52	-	$0.54
Adjustments:
Depreciation and amortization	0.44	-	0.44	0.44	-	0.44

Funds from operations available to common stockholders	$(0.45)	-	$(0.43)	$0.96	-	$0.98

Adjustments:
Series C preferred stock conversion/ redemption charges	0.82	-	0.82	—	-	—
Old credit facility exit fees	0.14	-	0.14	—	-	—
Old credit facility deferred financing costs write-off	0.13	-	0.13	—	-	—
Loss on sale of interest rate cap	0.14	-	0.14	—	-	—
Adjustment of derivatives to fair value	(0.01)	-	(0.01)	—	-	—
Owned and operated professional liability claims	0.06	-	0.06	—	-	—
Series A preferred stock redemption	0.05	-	0.05	—	-	—

Adjusted funds from operations available to common stockholders	$0.88	-	$0.90	$0.96	-	$0.98

The following table summarizes the results of operations of facilities sold during the three and six months ended June 30, 2004 and 2003, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

	(In thousands)		(In thousands)
Revenues
Rental income	$—	$255	$—	$511
Owned & operated revenue	—	2	—	205

Subtotal revenues	—	257	—	716

Expenses
Owned & operated expenses	—	115	—	513
Depreciation and amortization	—	127	2	250

Subtotal expenses	—	242	2	763

(Loss) income before (loss) gain on sale of assets	—	15	(2)	(47)
(Loss) gain on assets sold – net	(137)	—	(489)	—

(Loss) gain from discontinued operations	$(137)	$15	$(491)	$(47)

The table below summarizes the Company’s number of properties and investment by category for the quarter ended June 30, 2004:

				Total
	Purchase /	Mortgages	Closed	Healthcare
Facility Count	Leaseback	Receivable	Facilities	Facilities

Balance at March 31, 2004	154	51	4	209
Properties closed	-	-	-	-
Properties sold/mortgages paid	-	(5)	(1)	(6)
Transition leasehold interest	-	-	-	-
Properties acquired	5	-	-	5
Properties transferred to purchase/leaseback	-	-	-	-

Balance at June 30, 2004	159	46	3	208

Investment ($000’s)

Balance at March 31, 2004	$688,277	$119,225	$4,088	$811,590
Properties closed	-	-	-	-
Properties sold/mortgages paid	-	(4,470)	(309)	(4,779)
Transition leasehold interest	-	-	-	-
Properties acquired	34,600	-	-	34,600
Properties transferred to purchase/leaseback	-	-	-	-
Impairment on properties	-	-	-	-
Capex and other	1,342	(522)	-	820

Balance at June 30, 2004	$724,219	$114,233	$3,779	$842,231